SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERKSHIRE ENERGY RES

          GAMCO INVESTORS, INC.
                                12/03/99           16,500            35.0000
                                12/02/99           13,300            34.9695
                                12/01/99            1,000            35.0000
                                12/01/99            4,000            36.0625
          GABELLI FUNDS, LLC.
               THE GABELLI ABC FUND
                                12/02/99            1,500            35.0000





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.